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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption "Experts" and to the incorporation of our report dated December 10, 2004 for the audited balance sheets of Vestin Fund I, LLC as of September 30, 2004 and 2003, and the related statements of income, members' equity, and cash flows for the years ended September 30, 2004 and 2003, included in the Registration Statement dated May 27, 2005 (Form S-4).

/s/MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Orange, California
May 27, 2005